Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO SHAREHOLDER AGREEMENT

AMENDMENT NO. 1, dated as of May 20, 2019 (this “Amendment”), to the Shareholder Agreement, dated as of April 17, 2017 (the “Shareholder Agreement”), by and among Eastman Kodak Company, a New Jersey corporation (the “Company”), Longleaf Partners Small-Cap Fund (“Longleaf”), C2W Partners Master Fund Limited (“C2W”), Deseret Mutual Pension Trust (“Deseret”) and Southeastern Asset Management, Inc. (“Southeastern” and together with Longleaf, C2W and Deseret, the “SEAM Entities”). Terms used herein without definition shall have the meanings ascribed to them in the Shareholder Agreement.

RECITALS

WHEREAS, pursuant to the Shareholder Agreement, the Company and the SEAM Entities agreed to certain arrangements and restrictions with respect to the SEAM Entities’ ongoing ownership of Equity Securities;

WHEREAS, the Company and certain of the SEAM Entities desire to enter into a Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), pursuant to which the Company agrees to issue and sell to certain of the SEAM Entities, and such SEAM Entities agree to purchase from the Company, up to $100 million aggregate principal amount of the Company’s 5.00% Secured Convertible Notes (the “Notes”), which shall be convertible into Common Stock on the terms set forth in the form of the Notes attached to the Purchase Agreement; and

WHEREAS, in connection with the entry into the Purchase Agreement and the issuance of the Notes, the Company and the SEAM Entities desire to amend the Shareholder Agreement as set forth herein to reflect the potential acquisition of additional shares of Common Stock by the SEAM Entities as a result of conversion of the Notes.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the SEAM Entities hereby agree to amend the Shareholder Agreement as follows:

1.	Section 3(a) of the Shareholder Agreement is hereby deleted in its entirety and replaced with the following:

“(a) purchase, offer to purchase, or agree to purchase or otherwise acquire, Beneficial Ownership of Equity Securities if such purchase or acquisition would result in SEAM Entities or any of their Affiliates acquiring, directly or indirectly, alone or in concert with others, Beneficial Ownership of Common Stock more than (i) 16,454,200 shares of Common Stock (subject to adjustment of such sum pursuant to Section 4(b)) on a fully diluted basis and (ii) shares of Common Stock issuable upon conversion of Notes held by SEAM Entities or any of their Affiliates; provided, that this Section 3(a) shall not take into account any Equity Securities acquired by any director nominated by SEAM Entities for election to the Board of Directors (i) as compensation for services rendered as a member of the Board of Directors or (ii) for such director’s personal account with such director’s personal funds.”

2.	Effect of this Amendment.

a.

On and after the date hereof, each reference in the Shareholder Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Shareholder Agreement, shall mean and be a reference to the Shareholder Agreement as modified by this Amendment.

b.	Except as specifically modified by this Amendment, the Shareholder Agreement shall remain in full force and effect and is hereby ratified and confirmed.

c.

Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Company under, the Shareholder Agreement.

3.

Governing Law. This Amendment shall be governed by the internal law of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.

Jurisdiction; Enforcement. Each Party hereby agrees that (i) all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the state courts of New York and the United States District Court for the Southern District of New York, (ii) it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 5(b) in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5(g) of the Shareholder Agreement. However, the foregoing shall not limit the right of a Party to effect service of process on the other Party by any other legally available method. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.

Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

6.

Entire Agreement. With respect to the subject matter hereof, this Amendment constitutes the full and entire understanding and agreement between the Parties and supersedes all prior agreements and understandings between the Parties.

7.

Counterparts. This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the Parties, each of which shall be enforceable against the Parties actually executing such counterparts and all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first written above.

EASTMAN KODAK COMPANY

By:	/s/ Roger W. Byrd
	Name:	Roger W. Byrd
	Title:	Senior Vice President, General Counsel & Secretary

[Signature Page to Amendment to the Shareholder Agreement]

SOUTHEASTERN ASSET MANAGEMENT, INC.

By:	/s/ Andrew R. McCarroll
Name: Andrew R. McCarroll
Title: General Counsel

LONGLEAF PARTNERS SMALL-CAP FUND

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
Name: Andrew R. McCarroll
Title: General Counsel

C2W PARTNERS MASTER FUND LIMITED

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
Name: Andrew R. McCarroll
Title: General Counsel

DESERET MUTUAL PENSION TRUST

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
Name: Andrew R. McCarroll
Title: General Counsel

[Signature Page to Amendment to the Shareholder Agreement]